Exhibit (11)

                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                             18TH AND CHERRY STREETS
                      PHILADELPHIA, PENNSYLVANIA 19103-6996
                                 (215) 988-2700
                               Fax: (215) 988-2757
                              www.drinkerbiddle.com

                                  April 3, 2009

Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

Re: REORGANIZATION OF ALLEGIANT SMALL CAP GROWTH FUND AND ALLEGIANT MULTI-FACTOR MID CAP GROWTH FUND INTO THE ALLEGIANT MULTI-FACTOR SMALL CAP GROWTH FUND

Ladies and Gentlemen:

     We have acted as counsel to Allegiant Funds, a Massachusetts business trust (the "Trust"), in connection with the proposed acquisition by the Allegiant Multi-Factor Small Cap Growth Fund, a portfolio of the Trust (the "Acquiring Fund"), of the assets and liabilities of both the Allegiant Small Cap Growth Fund and the Allegiant Multi-Factor Mid Cap Growth Fund, which are also portfolios of the Trust (the "Acquired Funds"), in exchange for shares of the Acquiring Fund. The aforementioned proposed acquisition is referred to herein as the "Reorganization."

     This opinion relates to shares of beneficial interest of the Acquiring Fund (the "Shares") to be issued in the Reorganization, and is furnished in connection with the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is authorized to issue an unlimited number of shares of the Acquiring Fund.

     We have reviewed the Trust's Declaration of Trust, as amended ("Amended Declaration of Trust"), Code of Regulations, as amended, certain resolutions of its Board of Trustees and such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on Massachusetts law and the federal securities law of the United States of America.

     Based upon the foregoing, it is our opinion that upon the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

Allegiant Funds
April 3, 2009
Page 2


     We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Amended Declaration of Trust disclaims shareholder liability for acts and obligations of the Trust and requires that notice of such disclaimer be given in every note, bond, contract, order or other undertaking issued by or on behalf of the Trust's trustees, and in the stationery used by the Trust. The Amended Declaration of Trust provides for indemnification out of the assets of the particular class of shares owned by a shareholder, for all loss and expense of that shareholder should he or she be held personally liable solely by reason of his or her being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant class of shares would be unable to meet its obligations.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, as amended. In consenting to filing this opinion as an exhibit, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP